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                                                                   Exhibit 10(w)


                               THE SCOTTS COMPANY
                          SCOTTS MILLENNIUM GROWTH PLAN
                            EFFECTIVE OCTOBER 1, 1999
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                               THE SCOTTS COMPANY
                          SCOTTS MILLENNIUM GROWTH PLAN
                            EFFECTIVE OCTOBER 1, 1999


                                    SECTION l

                                     PURPOSE

         The Scotts Company adopts the Scotts Millennium Growth Plan to enhance shareholder values by providing designated senior executives with additional incentive compensation based on their contribution toward increasing the Company's profitability and the value of its Stock.

                                    SECTION 2

                                   DEFINITIONS

         2.1 Definitions. Whenever used in this document, the following terms have the meanings given below, although other terms may be defined throughout this document.

         (a) "Award Date" means the October 1 on (or as of) which the Committee issues the Units as described in Section 4 and establishes the Performance Measure applicable to those Units.

         (b) "Board" means the Company's Board of Directors.

         (c) "Change in Control" means the occurrence of any of the following events:

                  (i) The members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease, for any reason during that 24 month period other than due to death, to constitute at least a majority of the members of the Board, provided that any director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar month period, will be treated as an Incumbent Director; or

                  (ii) Any "person," including a "group" [as these terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act"), but excluding the Company, any of its Subsidiaries or any employee benefit plan of the Company or of any of its Subsidiaries] is or becomes the "beneficial owner" [as defined in Rule 13(d)(3) under the Act], directly or indirectly, of Company securities representing more than 49 percent of the combined voting power of the Company's then outstanding securities; or
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                  (iii) Company shareholders approve a definitive agreement (1)
                  for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately before the merger and in which the shareholders of the Company immediately before the effective date of that merger own less than 50 percent of the voting power in that corporation or (2) for the sale or other disposition of all or substantially all of the Company's assets; or

                  (iv) The purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" [as these terms are used in Sections 13(d) and l4(d)(2) of the Act], other than the Company, any of its Subsidiaries, or an employee benefit plan of the Company or of any of its Subsidiaries, for more than 49 percent of the Stock of the Company.

         (d) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

         (e) "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means the Compensation and Organization Committee of the Board.

         (g) "Company" means The Scotts Company, an Ohio corporation, and any successor to it.

         (h) "Disability" means a Participant's inability to perform his or her duties, for a period of at least six months, due to a physical or medical infirmity.

         (i) "Fair Market Value" means, on any date, the Stock's price as reported on the New York Stock Exchange (or on another recognized market or quotation system on which the trading prices of the Stock are traded or quoted) at the close of regular trading hours on any relevant date. If there are no Stock transactions reported on the New York Stock Exchange (or other market or system) on any relevant date, Fair Market Value will mean the Stock's price at the close of regular trading hours on the immediately preceding business day on which Stock was traded.

         (j) "Participant" means any employee designated by the Committee to receive an allocation of Units under the SMGP as described in Section 3.

         (k) "Performance Cycle" means the 36-month period beginning on each Award Date during which the Committee will apply the Performance Measure to establish the value of each Unit awarded on that Award Date.

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         (l) "Performance Measure" means the criteria established by the
         Committee as of each Award Date and applied at the end of each Performance Cycle to value the Units awarded under the SMGP. The Committee will make appropriate adjustments to reflect the effect on any Performance Measure of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Measure will be made (i) to the extent the Performance Measure is based on Stock, (ii) as of the effective date of the event and (iii) for the Performance Cycle in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Measure that is not based on Stock but which is affected by a change having an effect similar to the events described in the second sentence of this definition.

         (m) "Retirement" means termination of a Participant's employment on or after the normal retirement date (or, with the Committee's approval, on or after any early retirement date) established under any retirement or stock option plan maintained by the Company or a Subsidiary in which the Participant participates.

         (n) "SMGP" means the Scotts Company Millennium Growth Plan as described in this document and any amendments to it.

         (o) "Stock" means the common shares, without par value, of the Company.

         (p) "Subsidiary" means any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock of that corporation or of the capital or profits interest of a partnership or limited liability company.

         (q) "Units" means the units that are allocated to Participants under
         Section 4 as of each Award Date and which are subjected to the Performance Measure during the Performance Cycle for which they are allocated.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the SMGP include the feminine gender, the singular includes the plural, and the plural includes the singular.


                                    SECTION 3

                                  PARTICIPATION

         As of each Award Date, the Committee will designate those employees who are to be Participants for the ensuing Performance Cycle and will notify each of them of (a) the conditions that must be met if they are to receive a distribution at the end of the Performance Cycle and (b) the basis on which the amount of that distribution will be calculated. Participation during a

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Performance Cycle is no guarantee that the same employee will be a Participant for any other Performance Cycle. Participants will receive a distribution under the SMGP only if the conditions described in Section 4 are met; participation during a Performance Cycle is no guarantee that a benefit actually will be earned.


                                    SECTION 4

                             POWERS OF THE COMMITTEE

         4.l Issuing Units. For each Performance Cycle, the Committee will (a) decide which employees will receive an allocation of Units for that Performance Cycle and the number of Units that are to be allocated to each Participant's account and (b) develop the Performance Measure that will be applied to value Units granted during that Performance Cycle. The Committee may establish different terms and conditions for each Performance Cycle. These steps will be taken and announced to Participants no later than 90 days after the beginning of each Performance Cycle as described in Section 3.

         4.2 Value of Units. At the end of each Performance Cycle, the Committee will calculate the value of each Unit issued at the beginning of the Performance Cycle and implement the distribution provisions described in Section 5.

         4.3 Administration. The Committee is responsible for administering the SMGP. The Committee, by majority action thereof, may (a) prescribe, amend and rescind rules and regulations relating to the SMGP, (b) provide for conditions deemed necessary or advisable to protect the interests of the Company and (c) make all other determinations (including, without limitation, whether a Participant is entitled to a distribution) necessary or advisable for the administration and interpretation of the SMGP. Determinations, interpretations or other actions made or taken by the Committee under the provisions of this document will be final, binding and conclusive for all purposes and upon all persons.


                                    SECTION 5

               DISTRIBUTIONS; EFFECT OF TERMINATION OF EMPLOYMENT

         5.1 Distributions to Actively Employed Participants. Subject to Sections 6 and 7, at the end of each Performance Cycle, the Committee will apply the Performance Measure established for that Performance Cycle to value each Unit issued at the beginning of the Performance Cycle and, subject to Section 9.4, direct the Company to distribute to each Participant an amount equal to that value multiplied by the number of Units awarded to that Participant at the beginning of the Performance Cycle.

         5.2 Effect of Termination of Employment During Performance Cycle. Subject to Section 7 and except as provided in Section 5.3, a Participant who terminates employment before the end of a Performance Cycle will forfeit all right to receive any amount under the SMGP.

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However, a terminated Participant will receive any benefits earned during any
Performance Cycle that ended before his or her termination (e.g., if the Committee has not then valued or distributed amounts earned during a Performance Cycle that ended before the Participant terminated).

         5.3 Effect of Retirement, Death or Disability During Performance Cycle. Subject to Section 7, a Participant who Retires, dies or terminates employment because of Disability during a Performance Cycle will receive a prorated distribution at the end of the Performance Cycle during which he or she Retired, died or became Disabled. The amount of this distribution will be calculated at the end of the Performance Cycle by applying the following procedure:

         (a) As of the end of the Performance Cycle during which the affected Participant Retired, died or became Disabled, the Committee will apply the Performance Measure to value the Units awarded to these Participants at the beginning of the Performance Cycle. This calculation will be made in the manner described in Section 5.1 and will be made as if the Retired, deceased or Disabled Participant had remained actively employed throughout the Performance Cycle.

         (b) The Committee then will multiply the amount produced under subparagraph (a) by a fraction, the numerator of which is the number of whole calendar months during which the Retired, deceased or Disabled Participant was actively employed during the Performance Cycle and the denominator of which is the number of whole calendar months in the Performance Cycle.

         (c) Then, subject to Section 9.4, the Committee will direct the Company to distribute the amount calculated as described in Section 6 to, as appropriate, the Retired or Disabled Participant or to the beneficiary of the deceased Participant.


                                    SECTION 6

                          FORM AND TIME OF DISTRIBUTION

         6.1 Time and Form of Distribution. As soon as administratively practicable after applying the procedures described in Section 5, the Committee will distribute the value of allocated Units in cash. However, in its sole discretion, the Committee may distribute all or any part of this distribution in whole shares of Stock (and cash equal to the value of any fractional share). In this case, the number of shares of Stock to be distributed will be produced by dividing the value of the Units to be distributed by the Stock's Fair Market Value (determined on the date of distribution).

         6.2 Deferral of Distribution. By following procedures prescribed by the Committee, a Participant may direct the Committee to transfer the amount otherwise distributable under Section 6.1 to any nonqualified deferred compensation program sponsored by the Company and which, at the end of the Performance Cycle for which the deferral election is made, (a) maintains an account for the electing Participant and (b) provides for the transfer of amounts from the SMGP.

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                                    SECTION 7

                                CHANGE IN CONTROL

         7.l Accelerated Vesting and Payment. Subject to the provisions of
Section 7.2 below, if a Change in Control occurs during any Performance Cycle, each Participant will be permitted, in his or her discretion, to elect to have the value of any Unit established as of the date of the Change in Control and to have that amount distributed as if the date of the Change in Control was the end of a Performance Cycle. If, for any reason, the Committee must estimate the value of any Unit under this Section (e.g., if it must estimate earnings per share from the end of the preceding fiscal year), it will do so after adopting rules and procedures that will provide a reasonable estimate of each Unit's value. However, (a) the Committee will not be required to recalculate the value of any Unit distributed under this Section after the end of the Performance Cycle during which the Change in Control occurred (b) the electing Participant will have no claim against the SMGP or the Company if the value calculated with respect to any Unit distributed under this Section is lower than it would have been if the calculation had been made at the end of the Performance Cycle during which the Change in Control occurred and (c) neither the Company nor the SMGP will have any claim against any Participant if the value calculated with respect to any Unit distributed under this Section is higher than it would have been if the calculation had been made at the end of the Performance Cycle in which the Change in Control occurred.

         7.2 Alternative Awards. Notwithstanding Section 7.l, no Participant may make the election described in Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Company's obligations under the SMGP to distribute the value of Units awarded will be honored or assumed or new rights substituted for them (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any Alternative Award must:

         (a) Provide each Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the SMGP, including, but not limited to, identical or better timing and methods of payment;

         (b) Have substantially equivalent economic value to the Units awarded under the SMGP (determined at the time of the Change in Control); and

         (c) Have terms and conditions providing that if the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or will lapse, as the case may be.

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         For this purpose, a constructive termination will mean a termination by a Participant within six months following (i) a material reduction in the Participant's compensation (other than exclusion from the SMGP for any Performance Cycle), (ii) a material reduction in the Participant's responsibilities or (iii) the relocation of the Participant's principal place of employment to another location at least 50 miles from the Participant's prior principal place of employment, in each case without the Participant's written consent.


                                    SECTION 8

                 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         The Board or the Committee may at any time terminate or suspend the SMGP and, from time to time, may amend or modify the SMGP. No amendment, modification or termination of the SMGP will in any manner adversely affect any Units granted under the SMGP without the consent of the Participant.


                                    SECTION 9

                            MISCELLANEOUS PROVISIONS

         9.1 Assignability. Except as provided in Sections 9.2 and 9.4, no Participant may transfer, alienate, pledge, hypothecate, transfer or otherwise assign his or her rights to receive a distribution under the SMGP to any other person and any attempt to do so will be void.

         9.2 Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the SMGP will be paid as provided in Sections 5.3 and 6. Each designation must be made in a form acceptable to the Committee and will be effective only after it is delivered to the Committee. In the absence of any beneficiary designation, SMGP benefits remaining unpaid at the Participant's death will be paid to the deceased Participant's surviving spouse, if any, or otherwise to his or her estate.

         9.3 No Guarantee of Employment or Participation. Nothing in the SMGP will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No employee has any right to be selected as a Participant for any Performance Cycle or, having been so selected, to receive any distribution under the SMGP unless the conditions described in Sections 4 and 5 have been met.

         9.4 Tax Withholding. Before distributing any benefit under the SMGP, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding and employment taxes imposed on the value of any distribution under the SMGP; and the Company may delay payment of cash or issuance of Stock until this requirement is met without assuming any obligation to pay the distributee any additional amount representing the time value of the delay. Also, if the delayed distribution is to

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be made in shares of Stock, the number of shares to be distributed will be determined with reference to the Fair Market Value as of the original or delayed distribution date, whichever produces the smallest number of shares.

         9.5 Indemnification. Each person who is or has been a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the SMGP and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law or otherwise.

         9.6 No Limitation on Compensation. Nothing in the SMGP may be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner not expressly authorized under this document.

         9.7 Requirements of Law. The granting of Units and the issuance of shares of Stock under the SMGP are subject to all applicable laws, rules and regulations and to any required approvals of any governmental agencies or national securities exchanges. Notwithstanding the foregoing, no Stock will be issued under the SMGP unless the Company is satisfied that its issuance will comply with applicable federal and state securities laws. Certificates for Stock delivered under the SMGP may be subject to the stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or traded, the NASDAQ National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any Stock certificates issued under the SMGP to make appropriate reference to these restrictions.

         9.8 Governing Law. The SMGP, and all agreements under it, will be construed in accordance with and governed by the laws of the State of Ohio.

         9.9 No Impact on Benefits. Distributions under the SMGP are not compensation for purposes of calculating a Participant's rights under any employee benefit plan.

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